September 2013 Issuer Free Writing Prospectus Registration Statement No. 333-178960 Dated September 16, 2013 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Auto-Callable Securities due on or about October 4, 2018

$•   Based on the worst performing index between the EURO STOXX 50® Index and the Russell 2000® Index

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a quarterly contingent payment with respect to each determination date on which the closing levels of both the underlying indices are greater than or equal to 65% of their respective initial index levels, which we refer to as the coupon barrier level. In addition, if the closing levels of both the underlying indices are greater than or equal to their respective initial index levels on any determination date, the securities will be automatically redeemed or repaid at maturity, as applicable, for an amount per security equal to the stated principal amount and the contingent payment for that quarter. However, if on any determination date the closing level of either underlying index is less than its respective initial index level, the securities will not be redeemed and if the closing level of either underlying index is less than the applicable coupon barrier level, you will not receive any contingent payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment. Furthermore, if the final index level of either underlying index is below the applicable downside threshold level and coupon barrier level on the final determination date, UBS will pay you a cash payment less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative return of the underlying index with the largest percentage decrease between its initial index level and final index level (the “worst performing underlying index”) over the term of the securities and you may lose up to 100% of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level/or downside threshold level, as applicable of either underlying index will result in few or no contingent payments and/or a significant loss of your investments even if the other underlying index appreciates or has not declined as much. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire approximately 5 year term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying indices:	Euro STOXX 50® Index (Bloomberg Ticker: “SX5E”) Russell 2000® Index (Bloomberg Ticker: “RTY”)
Aggregate principal amount:	$
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	Approximately September 30, 2013
Original issue date:	Approximately October 3, 2013 (3 business days after the pricing date)
Maturity date:	October 4, 2018 subject to adjustments for certain market disruption events and as described under “General Terms of the Securities — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any of the first nineteen determination dates, the closing levels of both the underlying indices are greater than or equal to their respective initial index levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Contingent payment:

•

If, on any determination date, the closing levels or the final index levels, as applicable, of both the underlying indices are greater than or equal to their respective coupon barrier levels, we will pay a quarterly contingent payment of $0.1750 (7.00% of the stated principal amount) per security on the related contingent payment date. If, on any determination date, the closing level or the final index level, as applicable, of either underlying index is less than its respective coupon barrier level, no contingent payment will be made with respect to that determination date.

Determination dates:	December 30, 2013, March 31, 2014, June 30, 2014, September 30, 2014, December 30, 2014, March 30, 2015, June 30, 2015, September 30, 2015, December 30, 2015, March 30, 2016, June 30, 2016, September 30, 2016, December 30, 2016, March 30, 2017, June 30, 2017, October 2, 2017, January 2, 2018, April 3, 2018, July 2, 2018 and October 1, 2018 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Determination Dates”,” — Final Determination Date” and “— Market Disruption Events” in the product supplement). We also refer to October 1, 2018 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust (i) the determination dates (including the final determination date) to ensure that the term between each determination date remains the same and/or (ii) the final determination date and maturity date to ensure that the stated term of the Securities remains the same.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the quarterly contingent payment, if any, with respect to the final determination date will be made on the maturity date.
Payment at maturity:	• If the final index levels of both underlying indices are greater than or equal to their respective downside threshold levels and coupon barrier levels:	the stated principal amount plus the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature.
	• If the final index level of either underlying index is less than its respective downside threshold level and coupon barrier levels:	a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
Underlying return:	(final index level — initial index level) / initial index level
Worst performing underlying index:	The underlying index with the largest percentage decrease between its initial index level and its final index level, as compared to the percentage decreases or increases between the respective initial index level and final index level of both of the underlying indices.
Coupon barrier level:	[• ], which is equal to 65% of the initial index level of the Euro STOXX 50® Index [• ], which is equal to 65% of the initial index level of the Russell 2000® Index
Downside threshold level:	[• ], which is equal to 65% of the initial index level of the Euro STOXX 50® Index [•], which is equal to 65% of the initial index level of the Russell 2000® Index
Initial index level:	[• ], which is equal to the closing level of the Euro STOXX 50® Index on the pricing date [• ], which is equal to the closing level of the Russell 2000® Index on the pricing date
Final index level:	The closing level of each underlying index on the final determination date
CUSIP:	90271M419
ISIN:	US90271M4197
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue level:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	3.00%	97.00%
Total	$	$	$
(1)	UBS Securities LLC, acting as agent for UBS AG, will receive a fee of $0.30 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.30 per $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

The estimated initial value of the securities as of the trade date is expected to be between $9.300 and $9.700 for securities linked to the EURO STOXX 50® Index and the Russell 2000® Index. The range of the estimated initial value of the securities was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 11 and 12 of this free writing prospectus.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated April 15, 2013       Prospectus dated January 11, 2012

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated January 11, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Index Supplement dated January 24, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

Product Supplement dated April 15, 2013:
http://www.sec.gov/Archives/edgar/data/1114446/000139340113000177/c340987_690847-424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012, references to the “index supplement” mean the UBS index supplement, dated January 24, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Contingent Income Auto-Callable Securities”, dated April 15, 2013.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Investment Summary

The Contingent Income Auto-Callable Securities due October 4, 2018 based on the worst performing index between the Euro STOXX 50® Index and the Russell 2000® Index, which we refer to as the securities, provide an opportunity for investors to earn a quarterly contingent payment, which is an amount equal to $0.1750 (7.00% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing levels or the final index levels, as applicable, of both the underlying indices are greater than or equal to 65% of their respective initial index levels, which we refer to as the coupon barrier levels. The contingent payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing levels of the underlying indices could remain below their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the closing levels of both the underlying indices are greater than or equal to their respective initial index levels on any of the first nineteen determination dates, the securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus the contingent payment with respect to the related determination date. If the securities have not previously been redeemed and the final index levels of both underlying indices are greater than or equal to their respective downside threshold levels and coupon barrier levels, the payment at maturity will be the stated principal amount plus, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature. However, if the securities have not previously been redeemed and the final index level of either underlying index is less than its respective downside threshold level and coupon barrier level, investors will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its respective initial index level, on a 1 to 1 basis and investors will be entitled to receive an amount in cash equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 65% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent payment. In addition, investors will not participate in any appreciation of the underlying indices.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent payment equal to $0.1750 (7.00% per annum of the stated principal amount per security, with respect to each determination date on which the closing levels or the final index levels, as applicable, of both the underlying indices are greater than or equal to 65% of their respective initial index levels, which we refer to as the coupon barrier level. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent payment, and the payment at maturity will vary depending on the final index levels, as follows:

Scenario 1	On any of the first nineteen determination dates, the closing index levels of both the underlying indices are greater than or equal to their respective initial index levels.
■ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
■ Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final index levels of both underlying indices are greater than or equal to their respective downside threshold levels and coupon barrier levels.
■ The payment due at maturity will be the stated principal amount plus, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature.
■ Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final index level of either underlying index is less than its respective downside threshold level and coupon barrier level.

■

The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

■ Investors will lose some and may lose all of their principal in this scenario.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE STATED PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The securities will not pay a contingent payment if the closing level of either underlying index is below its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of either underlying index is below its respective initial index level on any determination date. If not redeemed, you will lose some or all of your investment at maturity if either underlying index is below its respective downside threshold level and coupon barrier level.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.
■	You believe the closing level of each of the underlying indices will be equal to or greater than their respective coupon barrier levels and downside threshold levels on the specified determination dates and final determination date.
■	You understand and accept that you will not participate in any appreciation in the level of the underlying indices and that your potential return is limited to the quarterly contingent payments.
■	You can tolerate fluctuations in the level of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.
■	You would be willing to invest in the securities based on the contingent of $0.1750 (7.00% per annum of the stated principal amount) per security.
■	You would be willing to invest in the securities based on the downside threshold level as specified on the cover hereof.
■	You are willing to forgo dividends paid on the index constituent stocks and you do not seek guaranteed current income from this investment.
■	You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity, a term of approximately 5 years, and accept that there may be little or no secondary market for the securities.
■	You seek an investment with exposure to companies in the Eurozone.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.
■	You believe that the closing level of either underlying index will decline during the term of the securities and is likely to close below the applicable coupon barrier level and downside threshold level on the specified determination dates and final determination date.
■	You seek an investment that participates in the full appreciation in the level of the underlying indices or that has unlimited return potential.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.
■	You would be unwilling to invest in the securities based on the contingent payments of $0.1750 (7.00% per annum of the stated principal amount) per security.
■	You would be unwilling to invest in the securities based on the downside threshold level as specified on the cover hereof.
■	You prefer to receive the dividends paid on the index constituent stocks and you seek guaranteed current income from this investment.
■	You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 5 years, or you seek an investment for which there will be an active secondary market for the securities.
■	You do not seek an investment with exposure to companies in the Eurozone.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: First nineteen Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the applicable pricing supplement):

Hypothetical Initial Index Level: Underlying Index A: Underlying Index B:	3000 1000
Hypothetical Coupon Barrier Level: Underlying Index A: Underlying Index B:	1950 which is 65% of the initial index level 650, which is 65% of the initial index level
Hypothetical Downside Threshold Level: Underlying Index A: Underlying Index B:	1950, which is 65% of the initial index level 650, which is 65% of the initial index level
Hypothetical Quarterly Contingent Payment:	$0.1750 per security
Stated Principal Amount:	$10.00 per security

In Examples 1 and 2, the closing levels of the underlying indices fluctuate over the term of the securities and the closing levels of the underlying indices are greater than or equal to the hypothetical respective initial index levels on one of the first nineteen determination dates. Because the closing levels of the underlying indices are greater than or equal to the respective initial index levels on one of the first nineteen determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing level of either underlying index on each of the first nineteen determination dates is less than its respective initial index level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

		Example 1			Example 2
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Contingent Payment	Early Redemption Amount*	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Contingent Payment	Early Redemption Amount
#1	3000 (at or above coupon barrier level and initial index level)	1000 (at or above coupon barrier level and initial index level)	—*	$10.1750	2600 (at or above coupon barrier level; below initial index level)	900 (at or above coupon barrier level; below and initial index level)	$ 0.1750	N/A
#2	N/A	N/A	N/A	N/A	1700 (below coupon barrier level and initial index level)	800 (at or above coupon barrier level; below initial index level)	$0	N/A
#3	N/A	N/A	N/A	N/A	3750 (at or above initial index level)	1250 (at or above initial index level)	—*	$10.1750
#4 - #19	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity		N/A			N/A
*	The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing levels for the underlying indices are greater than or equal to their respective initial index levels and the securities are redeemed as a result.
■
■	In Example 1, the securities are automatically redeemed following the first determination date as the closing levels of both underlying indices on the first determination date are greater than their respective initial index levels. You receive the early redemption amount, calculated as follows:

stated principal amount + contingent payment = $10.00 + $0.1750 = $10.1750

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Your total return per security in this example is $10.1750 (a 1.750% total return on the securities).

■	In Example 2, the securities are automatically redeemed following the third determination date as the closing levels of both underlying indices

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index on the third determination date are greater than their respective initial index levels. As the closing levels of both underlying indices on the first determination date are greater than their respective coupon barrier levels, you receive the contingent payment of $0.1750 with respect to the determination date. Following the third determination date, you receive an early redemption amount of $10.1750, which includes the quarterly contingent payment with respect to the third determination date.

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Further, although both underlying indices have appreciated by 25% from their respective initial index levels on the third determination date, you only receive $10.1750 per security and do not benefit from such appreciation. Your total return per security in this example is $10.3500 (a 3.500% total return on the securities).

		Example 3				Example 4
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Contingent Payment	Early Redemption Amount
#1	1700 (below coupon barrier level and initial index level)	500 (below coupon barrier level and initial index level)	$0	N/A	1700 (below coupon barrier level and initial index level)	500 (below coupon barrier level and initial index level)	$0	N/A
#2	1500 (below coupon barrier level and initial index level)	800 (at or above coupon barrier level; below initial index level)	$0	N/A	2000 (at or above coupon barrier level; below initial index level)	550 (below coupon barrier level and initial index level)	$0	N/A
#3	1600 (below coupon barrier level and initial index level)	550 (below coupon barrier level and initial index level)	$0	N/A	1600 (below coupon barrier level and initial index level)	525 (below coupon barrier level and initial index level)	$0	N/A
#4 - #19	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A
Final Determination Date	2500 (above downside threshold level and coupon barrier level; below initial index level)	900 (above downside threshold level and coupon barrier level; below initial index level)	—*	N/A	2100 (above downside threshold level and coupon barrier level; below initial index level)	400 (below downside threshold level; coupon barrier level and initial index level)	$0	N/A
Payment at Maturity		$10.1750				$4.00
*	The final contingent payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final index level.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

■	In Example 3, on each of the first nineteen determination dates, the closing level of either of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates. Because the closing levels of both underlying indices are above their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity, you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10.00 + $0.1750 = $10.1750

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.1750 per security at maturity. Your total return per security in this example is $10.1750 (a 1.750% total return on the securities).

■	In Example 4, on each determination date throughout the term of the securities, the closing level of either of the underlying indices is below its respective coupon barrier level. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, as the final index level of one of the underlying indices on the final determination date is below its applicable downside threshold level and coupon barrier level, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return of the Worst Performing Underlying Index)

= $10.00 + ($10.00 × -60%)
= $4.00

In this example, since the final index level of the worst performing underlying index represents a 60.00% decline, you will receive the a cash payment per security equal to $4.00 (a 60.00% loss on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed on any determination date, you may lose some or all of your investment. Specifically, if the securities are not redeemed and the final index level of either underlying index is less than its downside threshold level and coupon barrier level, UBS will pay you a cash payment less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative return of the worst performing underlying index over the term of the Securities and you may lose up to 100% of your initial investment.

The securities will not pay a contingent payment if the closing level of either underlying index is below its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of either underlying index is below its respective initial index level on any determination date. If not redeemed, you will lose some or all of your investment at maturity if either underlying index is below its respective downside threshold level and coupon barrier level.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire stated principal amount.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

■	You are exposed to the market risk of each underlying index with respect to both the contingent payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying indices. Poor performance by either underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying index. For the securities to be redeemed prior to maturity or to receive any contingent payment, both underlying indices are required to close above their respective initial index levels or coupon barrier levels, respectively, on the applicable determination date. In addition, if these securities are not redeemed prior to maturity and if either underlying index has declined below its downside threshold level and coupon barrier level as of the final determination date, you will be fully exposed to the negative return of the worst performing underlying index, even if the other underlying indices have appreciated. Accordingly, your investment is subject to the market risk of each underlying index.
■	Because the securities are linked to the performance of more than one underlying index (instead of to the performance of one underlying index), it is more likely that one of the underlying indices will decrease in value below its coupon barrier level and downside threshold level, increasing the probability that you will not receive any contingent payments and will lose some or all of your initial investment. The risk that you will not receive any contingent payments and that at maturity you will lose some or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that an underlying index will close below its coupon barrier level and downside threshold level on each determination date and final determination date, and therefore it is more likely that you will receive few or no contingent payments and at maturity will receive an amount in cash which is worth less than your principal amount. In addition, if the performances of the underlying indices are not correlated to each other, the risk that an underlying index will close below its coupon barrier level and downside threshold level on each determination date and final determination date, is even greater.
■	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index level of either underlying index is less than its respective downside threshold level and coupon barrier level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis and you will receive a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
■	The contingent payment, if any, is based solely on the closing levels of the underlying indices on the specified determination dates. Whether the contingent payment will be made with respect to a determination date will be based on the closing levels or the final index levels of the underlying indices. As a result, you will not know whether you will receive the contingent payment until the related determination date. Moreover, because the contingent payment is based solely on the closing levels on a specific determination date or the final index levels on the final determination date, if the closing level or final index level of either underlying index is less than its respective coupon barrier level, you will not receive any contingent payment with respect to that determination date, even if the closing level of the other underlying index was higher on other days during the term of the securities.
■	You will not receive any contingent payment for any quarterly period where the closing level of any underlying index on the determination date is less than its respective coupon barrier level. A contingent payment will be made with respect to a quarterly period only if the closing levels of both underlying indices are greater than or equal to their respective coupon barrier levels. If the closing level of either underlying index remains below its respective coupon barrier level on each determination date over the term of the securities, you will not receive any contingent payment.
■	Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying indices reflects a higher expectation as of the pricing date that the closing levels of such underlying indices could close below their downside threshold levels and coupon barrier levels on the final determination date of the securities. This greater expected risk will generally be reflected in higher contingent payments for that security. However, while the contingent payments are set on the pricing date, an underlying index’s volatility can change significantly over the term of the securities. The closing levels of the underlying indices for your securities could fall sharply, which could result in a significant loss of principal.
■	The securities are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS AG’s ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
■	Market risk. The return on the securities is directly linked to the performance of the underlying indices and indirectly linked to the value of the stocks comprising the underlying indices (“index constituent stocks”), and will depend on whether, and the extent to which, the return on the indices is positive or negative. The levels of the underlying indices can rise or fall sharply due to factors specific to the index constituent stocks as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You may lose some or all of your principal amount if the closing price of either underlying index on the final determination date is below its respective downside threshold level and coupon barrier level.
■	Fair value considerations.
º	The issue price you pay for the securities will exceed their estimated initial value — The issue price you pay for the securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the price, volatility and expected dividends on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the trade date will be less than the issue price you pay for the securities.
º	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
º	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the trade date — We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
■	Limited or no secondary market and secondary market price considerations.
º	There may be little or no secondary market for the securities — The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
º	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
º	Price of securities prior to maturity — The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the volatility of the index constituent stocks; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
º	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
■	Investors will not participate in any appreciation in the levels of the underlying indices. Investors will not participate in any appreciation in the levels of the underlying indices from their respective initial index levels, and the return on the securities will be limited to the contingent payment that is paid with respect to each determination date on which the closing levels or the final index levels of the underlying indices are greater than or equal to their respective coupon barrier levels. It is possible that the closing levels of the underlying indices could be below their respective coupon barrier levels on most or all of the determination dates so that you will receive few or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
■	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the levels of the underlying indices will rise or fall. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying indices. You should be willing to accept the risks associated with the relevant markets tracked by the underlying indices in general and the index constituents in particular, and the risk of losing some or all of your initial investment.
■	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more quarterly contingent payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index levels and the final index levels and whether the closing levels of the underlying indices on any determination date are greater than or equal to their respective initial index levels or are below their respective coupon barriers and downside threshold levels, as applicable. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent payment, coupon barrier level and downside threshold level, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.
■	No affiliation with the underlying index sponsors. The underlying index sponsors are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying indices in connection with the offering.
■	We may engage in business with or involving the index sponsors without regard to your interests. We or our affiliates may presently or from time to time engage in business with the index sponsors without regard to your interests and thus may acquire non-public information about the underlying indices. Neither we nor any of our affiliates undertakes to disclose any such information to you.
■	Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying indices. These hedging or trading activities on or prior to the pricing date could potentially affect the initial index levels of the underlying indices and, as a result, the coupon barrier levels and downside threshold levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing levels of the

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index underlying indices on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
■	The index return for the EURO STOXX 50® Index will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a foreign currency and the securities are denominated in U.S. dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX 50® Index are based. Therefore, if the currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.
■	An investment in the securities is subject to risks associated with Eurozone securities markets. The index constituent stocks of the EURO STOXX 50® Index are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the index constituent stocks are issued by companies located within the Eurozone. The Eurozone is and has been undergoing severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the underlying index and, consequently, on the value of the securities.
■	There are small-capitalization stock risks associated with the Russell 2000® Index. The securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded. In addition, small capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
■	The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.
■	Changes affecting the underlying indices could have an adverse effect on the value of the securities. — The policies of STOXX Limited, the sponsor of the EURO STOXX 50® Index and Frank Russell Company, the sponsor of the Russell 2000® Index, concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of the securities.
■	Uncertain tax treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Information about the Underlying Indices
EURO STOXX 50® Index

We have derived all information contained in this free writing prospectus regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

STOXX Limited has no obligation to continue to publish the EURO STOXX 50® Index, and may discontinue publication of the EURO STOXX 50® Index at any time. The EURO STOXX 50® Index is determined, comprised and calculated by STOXX Limited without regard to the Securities.

The EURO STOXX 50® Index covers 50 stocks of market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX 50® Index captures approximately 60% of the free float market capitalization of the EURO STOXX Total Market Index (TMI) Index (the “EURO STOXX TMI”). The EURO STOXX 50® Index is defined as all components of the 19 EURO STOXX Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is weighted by free-float market capitalization. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free-float market capitalization.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

Information as of market close on September 12, 2013:

Bloomberg Ticker Symbol:	SX5E
Current Index Level:	2,862.07
52 Weeks Ago (on September 12, 2012):	2,564.80
52 Week High (on September 11, 2013):	2,863.44
52 Week Low (on November 16, 2012):	2,427.32

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 2, 2009 through September 12, 2013. The closing level of the underlying index on September 12, 2013 was 2,862.07. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to September 12, 2013. The dotted line represents a hypothetical downside threshold level and a hypothetical coupon barrier level of 1,860.35, which is equal to 65% of the closing level on September 12, 2013. The actual coupon barrier level and downside threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

EURO STOXX 50® Index	High	Low	Period End
2009
First Quarter	2578.43	1809.98	2071.13
Second Quarter	2537.35	2097.57	2401.69
Third Quarter	2899.12	2281.47	2872.63
Fourth Quarter	2992.08	2712.30	2964.96
2010
First Quarter	3017.85	2631.64	2931.16
Second Quarter	3012.65	2488.50	2573.32
Third Quarter	2827.27	2507.83	2747.90
Fourth Quarter	2890.64	2650.99	2792.82
2011
First Quarter	3068.00	2721.24	2910.91
Second Quarter	3011.25	2715.88	2848.53
Third Quarter	2875.67	1995.01	2179.66
Fourth Quarter	2476.92	2090.25	2316.55
2012
First Quarter	2608.42	2286.45	2477.28
Second Quarter	2501.18	2068.66	2264.72
Third Quarter	2594.56	2151.54	2454.26
Fourth Quarter	2659.95	2427.32	2635.93
2013
First Quarter	2749.27	2570.52	2624.02
Second Quarter	2835.87	2511.83	2602.59
Third Quarter (through September 12, 2013)	2,863.44	2570.76	2,862.07

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

EURO STOXX 50® Index – Daily Closing Levels January 3, 2000 to September 12, 2013

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Russell 2000® Index

We have derived all information contained in this free writing prospectus regarding the Russell 2000® Index (“the Russell 2000 Index”), including, without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

The Frank Russell Company has no obligation to continue to publish the Russell 2000 Index, and may discontinue publication of the Russell 2000 Index at any time.

The Russell 2000 Index is published by the Frank Russell Company. As discussed more fully in the Index supplement under the heading “Underlying Indices and Underlying Index Publishers — Russell 2000 Index,” the Russell 2000 Index measures the composite price performance of the smallest 2000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. The Russell 2000 Index value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

Information as of market close on August 13, 2013:

Bloomberg Ticker Symbol:	RTY
Current Index Level:	1,048.48
52 Weeks Ago (on September 12, 2012):	845.12
52 Week High (on August 5, 2013):	1,063.01
52 Week Low (on November 15, 2012):	769.48

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 2, 2009 through September 12, 2013. The closing level of the underlying index on September 12, 2013 was 1,048.48. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to September 12, 2013. The dotted line represents a hypothetical downside threshold level and a hypothetical coupon barrier level of 681.51, which is equal to 65% of the closing level on September 12, 2013. The actual coupon barrier level and downside threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

Russell 2000® Index	High	Low	Period End
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter (through September 12, 2013)	1,063.01	989.47	1,048.48

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Russell 2000® Index – Daily Closing Levels January 3, 2000 to September 12, 2013

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-36 of the product supplement and to discuss the tax consequences of your particular situation with your tax advisor.
Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying indices. If your securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange, early redemption, or, except as noted below, redemption on maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and the amount you paid for your securities. Such gain or loss should generally be long term capital gain or loss if you have held your securities for more than one year.
In addition, any contingent coupon that is paid by UBS (including any on the maturity date or upon early redemption) should be included in your income as ordinary income at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.
Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-38 of the product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly in excess of any contingent coupon and before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.
In addition, in 2007 the U.S. Treasury Department and the Internal Revenue Service released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice. Non-US Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in the securities, including the possible application of 30% U.S. withholding tax in respect to the coupons.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Additional Provisions:
Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) and FATCA, as discussed below, we currently do not intend to withhold any tax on any contingent payments made to a Non-U.S. Holder that provides us with a fully completed and validly executed applicable Internal revenue Service (“IRS”) Form W-8. However, it is possible that the Internal Revenue Service could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treat). We will not pay any additional amounts in respect of such withholding.
Section 871(m) of the Internal Revenue Code of 1986, as amended, requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. — source dividends. Under proposed U.S. Treasury Department regulations, certain payments or deemed payments that are contingent upon or determined by reference to U.S.-source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the securities in order to minimize or avoid U.S. withholding taxes.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “pass-thru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final Treasury regulations published in the Federal Register on or about January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified June 30, 2014). If, however, withholding is required, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Additional Provisions:
Significant aspects of the application of FATCA are not currently clear and the above description is based on U.S. Treasury Department regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.
Proposed Legislation. Moreover, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 10 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.30 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.30 for each $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in the offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 11 and 12 of this free writing prospectus.

September 2013

Contingent Income Auto-Callable Securities due on or about October 4, 2018
$• Based on the worst performing index between EURO STOXX 50® Index and Russell 2000® Index

Additional Provisions:
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (914) 225-7000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

September 2013